Kutak Rock LLP

124 West Capitol Avenue, Suite 2000, Little Rock, AR 72201-3740

office 501.975.3000

Exhibit 8.2

February 14, 2023

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Re:Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a shelf registration statement on Form S-3, dated February 14, 2023 (together with the prospectus filed therewith, the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated of even date herewith (the “Officer’s Certificate”), delivered to Kutak Rock LLP by the Company which provides certain representations by it relevant to this opinion.

You have requested our opinion as to the status of the Company as a REIT for U.S. federal income tax purposes.  In connection with this opinion, we have examined and relied upon the following, with your consent: (i) the Officer’s Certificate, (ii) the Registration Statement, and (iii) such other documents as we have considered relevant to our analysis.  In our review of such documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

The Officer’s Certificate relates to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel.  For purposes of our opinion, we have not independently verified all of the statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement or in any other document.  We have, consequently, assumed and relied on the Company’s representation that the statements, representations and covenants contained in the Officer’s Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and

February 14, 2023

covenants.  We are not aware of any facts inconsistent with such statements, representations and covenants. We have, at the Company’s request, also assumed for purposes of our opinion that any legal opinion received by the Company on or before December 8, 2008, to the effect that the Company was taxable as a REIT, is correct.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

Our opinion is also based on the correctness of the following assumptions: (i) each of the Company and the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States. We express no opinion on any issue relating to the Company or any investment therein, other than as expressly stated herein. This opinion is limited to the organization, operation and qualification and taxation as a REIT of the Company only. The Company underwent a reorganization creating the following two additional REITs in its organizational structure effective as of January 1, 2015: RE3, Inc. and DCO Realty, Inc.1  In addition, on January 1, 2017, the Company converted one of its taxable REIT subsidiaries, Management Company Services, Inc. (“MCS”), into a REIT subsidiary, and on January 25, 2017, the Company increased its ownership from 49% to 100% in another REIT subsidiary, Columbia City Apartments REIT LP. On September 1, 2017, the Company recapitalized MCS according to the following: (i) MCS converted its common stock to preferred stock, (ii) MCS issued new common stock to the Company, and (iii) the Company sold its preferred stock to Columbia City

1 RE3, Inc. was merged into DCO Realty, Inc. on September 30, 2016.  On January 1, 2020, DCO Realty, Inc. issued additional shares of Series A Preferred Stock to the Company.  As a result, the Company now owns 80% of all outstanding Preferred Shares of DCO.

February 14, 2023

Apartments REIT LP. On January 1, 2020, MCS issued and sold different classes of preferred stock to DCO, which resulted in DCO owning 80% of all outstanding preferred shares of MCS. On January 4, 2020, the Company increased its ownership from 49% to 100% in another REIT subsidiary, Katella Grand II REIT LP. While we do not opine to the organization, operation or qualification and taxation as a REIT of DCO Realty, Inc., MCS, Columbia City Apartments REIT LP or Katella Grand II REIT LP, whether or not such entities qualify as REITs does not impact our opinion with respect to the qualification of the Company as a REIT.

Based on and subject to the foregoing, we are of the opinion that commencing with the Company’s taxable year that ended on December 31, 2018, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its organization and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.  As noted in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you solely in connection with the Registration Statement.  This opinion is solely for your benefit, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you or any other party of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

February 14, 2023

We hereby consent to the filing of this opinion as an exhibit to the Company’s filings with the SEC in connection with the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus filed with the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kutak Rock LLP